SECURITY AGREEMENT	EXHIBIT 10.60

             THIS SECURITY AGREEMENT is entered into as of February 28, 2001, between SHAMAN PHARMACEUTICALS, INC., a Delaware corporation (“Debtor”), for the benefit of  Anthony Conte (“Secured Party”).

RECITALS

             A.         Pursuant to the Promissory Note of even date entered into between Secured Party and Debtor (the “Promissory Note”), Debtor has agreed to pledge its assets as security for the payment of the Promissory Note.

             B.          Debtor is granting to Secured Party a fully perfected security interest in all of Debotr’s personal property, now or hereafter acquired, including, without limitation, its present and future accounts, accounts receivable, assets, general intangibles, equipment, inventory, deposit accounts, and its intellectual property and tangible assets relating to SP-303, SB-300, NSF and NSF-IB, and to Debtor’s patents, products, inventory, latex/raw material, work in process, and customer lists that embody (without limitation) that intellectual property, specifically including, without limitation, its intellectual property, technology, royalty rights, and tangible assets related to its diabetes program as described in the letter agreement between Debtor and Metabolex, Inc. attached hereto as Exhibit A and all proceeds thereof (collectively the “Collateral”), to secure prompt payment and performance of the Obligations and Debtor’s obligations to Secured Party under this Agreement.  This security interest will be prior to any competing security interest, lien or other interest or claim in such Collateral.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor agrees as follows:

             1.          Grant of Security Interest.  Debtor hereby assigns and grants to Secured Party, to secure the due and timely payment and performance of the Obligations (as defined below), whether now existing or hereafter arising, a first priority perfected security interest in all of Debtor’s right, title and interest, whether now existing or hereafter arising, in and to the Collateral (as defined below) other than Debtor’s irrevocable licenses.

             2.          Collateral.  The “Collateral” consists of the following personal property.

                           (a)         All intellectual property rights of Debtor relating to SP-303, SB-300, NSF and NSF-IB, including, without limitation, protocols and methodology, Debtor’s license agreement with Dr. Tempesta, and U.S. patent # 5,211,944, U.S. patent # 5,494,661, US patent application serial # 09/066,989, US patent application serial # 09/243,197, US patent application serial # 09/364,248, Shaman docket # SHOBOT-08, and numerous related international and national patent office actions/prosecutions ongoing in Europe, North America and Asia (collectively, the “SP-303 Intellectual Property”).

                           (b)        Any and all goods, supplies, wares, merchandise, and other tangible personal property, including customer lists, latex/raw material, work in process, supplies and components, and finished goods that embody the SP-303 Intellectual Property, whether held for sale or lease or to be furnished under any contract for service or so leased or furnished, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or nonnegotiable, representing any of the foregoing (collectively, the “SP-303 Inventory”).

                           (c)         All rights of Debtor under its agreements for distribution of the SP-303 Inventory, including without limitation, Debtor’s rights under an Agreement with GNC.

                           (d)        All intellectual property rights of Debtor relating to it Diabetes program, including, without limitation, patents, technology, ethnobotanical information, databases, and royalty rights, as set forth in Exhibit B (collectively, the “Diabetes Intellectual Property”), including, without limitation, the information to be transferred to Metabolex a provided in Exhibit A.

                           (e)         Any and all goods, supplies, wares, and other tangible personal property that embody the Diabetes Intellectual Property, including supplies of raw plant material, extracts, and isolated compounds, and all documents of title, whether negotiable or nonnegotiable, representing any of the foregoing (collectively, the “Diabetes Inventory”), including, without limitation, property to be transferred to Metabolex as provided in Exhibit A.

                           (f)         All accounts, contract rights, instruments, documents, chattel paper, and obligations in any form owing to Debtor arising out of the sale or lease of goods or the rendition of services by Debtor whether or not earned by performance; all credit insurance, guaranties, letters of credits, advices of credit, and other security for any of the above; all merchandise returned to or reclaimed by Debtor (collectively, the “Accounts”).

                           (g)        Any and all goods, supplies, wares, merchandise, and other tangible personal property, including work in process, supplies and components, and finished goods, whether held for sale or lease or to be furnished under any contract for service or so leased or furnished, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or nonnegotiable, representing any of the foregoing (collectively, the “Inventory”).

                           (h)        All equipment, fixtures, machinery, machine tools, office equipment, furniture, computer equipment, furnishings, motor vehicles, goods, all attachments, accessories, accessions, parts, replacements, substitutions, additions and improvements thereto, and all supplies used or to be used in connection therewith, including, without limitation, each of the items of equipment set forth on any schedule of equipment that is either now or in the furture delivered by Debtor to Secured Party and incorporated herein by reference (collectively, the “Equipment”).

                           (i)          All general intangibles, choses in action, causes of action, and all other personal property of every kind and nature (other than goods and Accounts), including, without limitation, patents, trademarks, trade names, service marks, copyright licenses, label rights and applications for any of the above; and goodwill, trade secrets, licenses, franchises, rights under agreements, deposit accounts, tax refunds, tax refund claims, and money due from pension funds (collectively the “General Intangibles”).

                           (j)          All notes, drafts, instruments, documents, securities, money, letters of credit, advices of credit or other property owned by Debtor or in which Debtor has an interest that now or hereafter are at any time in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Secured Party had conditionally released the same and all deposit accounts of Debtor, including all demand, time, savings, passbooks, or other accounts.

                           (k)         All replacements, modifications and accessions to any of the foregoing, wherever located.

                           (l)          All proceeds (including insurance proceeds) of the foregoing.

                           (m)        All books, correspondence, records an d other documents relating to the above-described property.

             As used in this Security Agreement, the term “proceeds” includes whatever is receivable or received when collateral or the proceeds thereof is paid, collected or otherwise disposed of whether such disposition is voluntary or involuntary, and all claims arising out of the damage, destruction, or decrease in value of the collateral.

             3.          Obligations Secured.  The “Obligations” secured by the Collateral consist of the full and timely payment and performance of all of debt evidenced by the Promissory Note and the obligations under this Security Agreement.  The terms “indebtedness” and “obligations” are used in the most comprehensive sense and include all obligations in connection with the Promissory Note to Secured Party.

             4.          Covenants of Debtor.  Debtor agrees:

                           (a)         to do all acts necessary to maintain, preserve and protect the Collateral.

                           (b)        not to change the location of the tangible Collateral, except for inventory in the ordinary course of business, or to make any change in Debtor’s name or place of business, or, if Debtor has more than one place of business, its head office, or office in which Debtor’s records relating to the Collateral are kept beyond Debtor’s ordinary course of business conduct.

                           (c)         to procure and deliver from time to time any financing statements and other writings necessary to perfect, maintain and protect its security interest hereunder and the priority thereof and the purposes of this Agreement and to deliver promptly to Secured Party all originals of Collateral or proceeds consisting of chattel paper or instruments, if any.

                           (d)        to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and other reports and information relating to the Collateral as Secured Party may request from time to time.

                           (e)         not to surrender or lose possession of (other than to Secured Party), sell (except for inventory in the ordinary course of business and pursuant to the agreement with Metabolex set forth on Exhibit A), encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, except for routine disposal of equipment being replaced in the ordinary course of business, and to keep the Collateral free from all levies and security interests or other charges except for security interests existing on the date of this Agreement with pre-existing lenders and those other levies, security interests or other charges approved in writing by Secured Party.

                           (f)         To pay promptly when due all federal, state, and local taxes or assessments now or hereafter imposed on or affecting any Collateral and to deliver to Secured Party, on demand, appropriate certificates attesting to the payments.

                           (g)        Not to cause or suffer any of Debtor’s representations and/or warranties to become untrue.

                           (h)        To appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral.

                           (i)          To promptly supply Secured Party with such other information concerning its affairs as Secured Party may request from time to time hereafter and shall promptly notify Secured Party of any material adverse change in Debtor’s financial condition and any condition or event that constitutes a breach of or event that constitutes an Event of Default under this Agreement.

             5.          Representations and Warranties.  Debtor represents and warrants to Secured Party that:

                           (a)         The exact corporate name of Debtor is Shaman Pharmaceuticals, Inc., a Delaware corporation.

                           (b)        Debtor’s principal place of business and chief executive office is located at 213 East Grand Avenue, South San Francisco, California 94080-4812.  Debtor maintains all of its records with respect to the Collateral at that address.  Debtor has not at any time within the past four (4) months maintained its chief executive office or its records with respect to the Collateral at any other location.  All tangible Collateral is and will be located in the State of California except for inventory shipped in the ordinary course of business.

             6.          Default.  Debtor will be in default hereunder if:

                           (a)         Debtor materially breaches any provision of this Security Agreement and such breach continues after written notice from Secured Party for a period of thirty (30) days or such longer period of time reasonably required to remedy the breach, provided Debtor promptly commences remedial action within thirty (30) days of such written notice and thereafter diligently pursues the remedial action.

                           (b)        If any warranty or representation in any Document or in any writing delivered to Secured Party is untrue or inaccurate in any material respect.

                           (c)         Any material m isrepresentation or material misstatement existing now or hereafter in any warranty or representation in any such guaranty in connection with such guaranty.

                           (d)        Debtor fails to pay any amounts when due under the Promissory Note or breaches any other provision of the Promissory Note.

             7.          Remedies.  Upon a default as defined in Section 6 above, Secured Party may, at Secured Party’s option declare all Obligations immediately due and payable:

                           (a)         Exercise with respect to the Collateral all of the remedies of a secured party under Article 9 of the California Commercial Code (including any right to recover any deficiency from Debtor).

                           (b)        Exercise any and all remedies available under law or in equity.

                           (c)         Payment in full of Indebtedness at any time shall cure any and all defaults, pursuant to which Secured Party shall relinquish, release and return to Debtor any and all collateral in its possession or under its control.

             No delay or omission to exercise any right or remedy of Secured Party upon a default by Debtor will waive any right or remedy of Secured Party or be construed as a waiver of any similar default that occurs later.  Debtor waives any right to require Secured Party to proceed against any other person or to exhaust any Collateral or to pursue any other remedy in Secured Party’s power.

             8.          Miscellaneous.

                           (a)         The terms of this Security Agreement will inure to the benefit of and bind the parties hereto and their respective successors, assigns, executors, heirs and legal representatives.

                           (b)        This Security Agreement contains the entire security agreement between Secured Party and Debtor and may be modified only by a writing signed by Secured Party and Debtor.  If any of the provisions of this Security Agreement are held invalid or unenforceable, this Security Agreement will be construed as if not containing the invalid or unenforceable provisions.

                           (c)         This Security Agreement will be construed in accordance with and governed by the laws of the State of California.

                           (d)        Should any party hereto institute any action or proceeding to enforce any provisions hereof, or for damages by reason of any alleged breach of any provisions of this Agreement, or for a declaration of such party’s rights or obligations hereunder, or for any other judicial remedy, the prevailing party shall be entitled to be reimbursed by the losing party all costs and expenses incurred thereby, including but not limited to, reasonable attorney fees.

                           (e)         All communications required or given under this Security Agreement shall be given in writing to Secured Party or Debtor at the address for such party set forth below, and shall be deemed given upon the earlier of actual receipt by the party or three (3) days after posting in the U.S. mail, postage prepaid, and duly addressed:

Secured Party:	Anthony Conte
9 Gulls Cove
Manhasset, NY 11030

Debtor:	Shaman Pharmaceuticals, Inc.
213 East Grand Avenue
South San Francisco, CA 94080-4812

With a copy to:	Sharie L. Mendrey, Esq.
Farella Braun + Martel, LLP
Russ Building, 30th Floor
235 Montgomery Street
San Francisco, CA 94104

             Either party may change the address to which notices shall be sent to such party by providing written notice thereof to the other party in accordance with the terms of this Section.

                           (f)         Time is of the essence in each and every provision of this Agreement.

                           (g)        Provided Debtor has performed and repaid the Obligations in full, within 10 days of such payment, Secured Party shall deliver to Debtor executed UCC termination statements in customary form.

             IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

DEBTOR:	Shaman Pharmaceuticals, Inc.

By: /s/ Steven R. King

Steven R. King, its COO

EXHIBIT A

Letter Agreement Between Debtor and Metabolex, Inc.

EXHIBIT B

Diabetes Intellectual Property